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                                      [GRANT THORNTON LOGO]
July 22, 1997                         GRANT THORNTON LLP  Accountants and
                                                          Management Consultants

Securities and Exchange Commission                  The U.S. Member Firm of
Washington, DC 20549                                Grant Thornton International


Re:  Airship International, Ltd.
     File No. 0-14646


Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Airship International Ltd. Dated July 22, 1997, and agree with the statements contained therein.



Very truly yours,


/s/ Grant Thornton